UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

June 28, 2010
Date of Report (Date of earliest event reported)

ECO2 PLASTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

033-31067
(Commission File Number)

31-1705310
(IRS Employer Identification No.)

1143 CRANE STREET, SUITE 203
MENLO PARK, CA 94025

(415) 829-6000
 (Registrant's telephone number, including area code)

Former Address: 5300 Claus Road, Riverbank, CA 95367
Former Telephone Number: (209) 848-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03                      Bankruptcy or Receivership

On June 28, 2010, ECO2 Plastics, Inc. (the “Debtor” or the “Company”) emerged from bankruptcy; having satisfied the conditions of the Disclosure Statement and Plan dated April 21, 2010. The Company obtained the consent of all creditor classes via written ballot and on May 28, 2010, the Bankruptcy Court confirmed the Debtor’s Plan dated April 21, 2010. Consistent with the terms of the Plan, the Effective Date of the Plan was June 28, 2010, upon which date the Company emerged from bankruptcy as a privately held company, and all outstanding shares were canceled and terminated on that date.

As previously reported, the Debtor commenced its bankruptcy case on November 24, 2009, by filing a voluntary petition for relief in the United States Bankruptcy Court, Northern District of California (the “Bankruptcy Court”) under Chapter 11 of Title 11 of the U.S. Bankruptcy Code (the “Code”), case number 09-3702 DM. Parties may contact the Bankruptcy Court directly to review the Court file.

A copy of the Order Confirming the Plan dated April 21, 2010 can be downloaded from the following url: http://eco2plastics.com/images/confirmationdoc.pdf

Item 2.02                      Results of Operations and Financial Condition

In accordance with requirements of the Bankruptcy Court under Rule 2015 (6), ECO2 Plastics, Inc. has filed monthly operating reports for the months of April and May. Copies of the reports are attached as Exhibit 99.1 and Exhibit 99.2.

During the period in which the Company is proceeding under Chapter 11, the monthly operating reports will be filed with the Securities and Exchange Commission on a Form 8-K within 15 calendar days after the report is filed with the Bankruptcy Court. The filing of Form 8-K related to the monthly operating reports will be in lieu of the Company’s filing Form 10-K and 10-Q filings until the Company emerges from Chapter 11. The Company still must satisfy all other provisions of the Exchange Act.

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 27, 2010, the Board of the Company accepted the resignation of David Buzby as a Director and member of the Company’s Board.  Mr. Buzby’s resignation does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.

On June 27, 2010, the Board of the Company accepted the resignation of G. Thompson Hutton as a Director and member of the Company’s Board.  Mr. Hutton’s resignation does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.

On June 27, 2010, the Board of the Company accepted the resignation of John Moragne as a Director and member of the Company’s Board.  Mr. Moragne’s resignation does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.

On June 27, 2010, the Board of the Company accepted the resignation of Rodney S. Rougelot as a Director and member of the Company’s Board.  Mr. Rougelot’s resignation does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.

On June 27, 2010, the Board of the Company accepted the resignation of William L. Whittaker as a Director and member of the Company’s Board.  Mr. Whittaker’s resignation does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.

Item 5.03                      Amendments to Articles of Incorporation.

The Company filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on June 28, 2010 consistent with the terms of the Debtor’s confirmed Plan dated April 21, 2010.

Item 9.01                  Financial Statements and Exhibits

(c) Exhibits

99.1                            Monthly Operating Report dated April 30, 2010.
99.2                            Monthly Operating Report dated May 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO2 PLASTICS, INC.
 (Registrant)

Date: June 28, 2010

/s/ Rodney S. Rougelot

Rodney S. Rougelot, CEO